UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2005
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15131 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)		92649 (Zip Code)
Registrant’s telephone number, including area code: (714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On November 28, 2005, the Board of Directors of Quiksilver, Inc. (the “Company”), upon the recommendation of the Company’s Nominating and Governance Committee, appointed Laurent Boix-Vives, Timothy M. Harmon and Charles S. Exon to the Board of Directors effective December 1, 2005. Mr. Harmon was also appointed a member of the Nominating and Governance Committee effective December 1, 2005.
Laurent Boix-Vives
     Mr. Boix-Vives, 79, served as the Chairman of the board of directors and Chief Executive Officer of Skis Rossignol S.A. (“Rossignol”), a winter sports and golf equipment manufacturer, from 1955 until the Company’s acquisition of Rossignol in July 2005. In connection with the Company’s acquisition of Rossignol, the Company’s board of directors agreed to propose to the Company’s stockholders Mr. Boix-Vives’ appointment to the board of directors of the Company.
     On April 12, 2005, the Company entered into an acquisition agreement with Mr. Boix-Vives, his wife Ms. Jeannine Boix-Vives, his daughters Ms. Christine Simon and Ms. Sylvie Bernard, and SDI Société de Services et Développement, a Swiss corporation owned by the Boix-Vives family (collectively, the “Boix-Vives Family”), to directly and indirectly acquire their Rossignol stock, minority shareholdings held by the Boix-Vives Family in certain subsidiaries of Rossignol, and a controlling interest in a holding company (the “Holding Company”) which also holds Rossignol shares. The Company also made an advance cash payment to the Boix-Vives Family in an amount of approximately $8.4 million, and deposited approximately $50.7 million into escrow. At the July 26, 2005 closing, the Company, among other things: (i) released the $50.7 million held in escrow to the Boix-Vives Family, (ii) paid an additional approximately $13.5 million to the Boix-Vives Family, and (iii) issued to the Boix-Vives Family 2,150,038 shares of the Company’s common stock. The Boix-Vives Family is prohibited from selling the shares of common stock of the Company that they received in the transaction until July 26, 2008. As required by the acquisition agreement, the Company also initiated a cash tender offer for, and ultimately purchased, all of the remaining shares of Rossignol not controlled by the Boix-Vives Family.
     The Company now owns all of the common shares in the Holding Company, which owns 44.46% of Rossignol’s economic interest and 56.90% of Rossignol’s voting rights. The remaining 55.54% of Rossignol’s economic interest and 43.10% voting rights in Rossignol are held by the Company or its other subsidiaries. The Boix-Vives Family continues to own restricted shares in the Holding Company. Beginning in April of 2010, the Company has a call option to purchase, and the Boix-Vives Family has a put option to require the Company to purchase, the restricted shares for an aggregate purchase price of approximately $32.5 million plus interest. The Company has accounted for the option price as deferred purchase price. The restricted shares, which secure the Company’s call option, have limited voting and other rights and the Boix-Vives Family is prohibited from transferring these shares to a third party until April 12, 2015, subject to limited exceptions.

     In addition, pursuant to a consulting agreement dated April 12, 2005 between the Company and the Boix-Vives Family, the Boix-Vives Family will provide advisory and consulting services to the Company for a period of five years following July 26, 2005, including with respect to the branding and marketing strategy of Rossignol and its subsidiaries, their relations with the press, distributors, customers and local representatives, as well as the organization of the 2006 Winter Olympic Games in Italy and the 100th anniversary of the Rossignol brand in 2007. The aggregate consideration payable to the Boix-Vives Family for such services over the five year period is approximately €3,900,000, none of which has been paid as of the date hereof.
     As part of the acquisition of Rossignol, the Company also acquired approximately 64% of Roger Cleveland Golf Company, Inc. (“Cleveland Golf”) while the Boix-Vives Family retained approximately 36% of Cleveland Golf. The Company and the Boix-Vives Family have entered into a shareholders’ agreement with respect to their respective holdings in Cleveland Golf. The shareholders’ agreement provides that Mr. Boix-Vives shall be appointed the Chairman of the Board of Directors of Cleveland Golf and further provides that the Boix-Vives Family will not interfere in the management of Cleveland Golf, other than to exercise their rights as shareholders of Cleveland Golf and for Mr. Boix-Vives to perform his duties as Chairman. The Company is obligated to ensure that Cleveland Golf distributes to its shareholders each year at least 20% of its distributable income earned in the prior fiscal year.
     The Boix-Vives Family and the Company are prohibited from transferring their shares in Cleveland Golf to a third party until October 12, 2009. Between October 12, 2009 and April 12, 2012, the Company has a preemptive right to purchase any shares proposed to be transferred by the Boix-Vives Family and the Boix-Vives Family has a preemptive right to purchase any shares proposed to be transferred by the Company. In the event the Company proposes to transfer control of Cleveland Golf to a third party between October 12, 2009 and April 12, 2012, the Boix-Vives Family has the right to have their shares in Cleveland Golf included in such transfer upon the same terms. Beginning in April of 2012, the Company has a call option to purchase, and, beginning in October 2009, the Boix-Vives Family has a put option to require the Company to purchase, the Boix-Vives Family interest in Cleveland Golf. The put and call option price will be paid exclusively in cash, will be determined by reference to a multiple of (i) the weighted average of Cleveland Golf’s profits before non-recurring items in the three years preceding the exercise of the put or call option, as the case may be, applying a multiple of one for the most remote year, two for the second year and three for the most recent year before such exercise, and (ii) the Company’s price earnings ratio based on (a) the daily weighted average price of its common stock during a 60-day trading period on the New York Stock Exchange and (b) the Company’s net earnings per share before non-recurring items, on a non-diluted basis, for the fiscal year preceding the exercise of the put or call option, as the case may be, provided that such price earnings ratio may not be lower than 15 to one or higher than 17 to one.
     Following the Company’s acquisition of Rossignol, the Company repaid the majority of Cleveland Golf’s outstanding indebtedness under its third party lines of credit, totaling approximately $5.0 million, and its outstanding intercompany indebtedness with a U.S. subsidiary of Rossignol, totaling approximately $30.0 million. The aggregate amount of the indebtedness repaid by the Company for the benefit of Cleveland Golf is subject to a revolving line of credit with the Company that bears interest at a rate of 5.9% per year. The Company also intends to include Cleveland Golf as a guarantor under its Credit Agreement dated April 12, 2005 by and between the Company, Quiksilver Americas, Inc., JP Morgan Chase Bank, N.A., JP Morgan Chase Bank, N.A., London Branch and the other banks and financial institutions that are parties to such agreement from time to time (the “Credit Agreement”). In connection with Cleveland Golf’s guaranty under the Credit Agreement, it will pledge certain of its assets to secure the Company’s indebtedness thereunder.
     Under the terms of the Company’s Indenture Agreement by and between the Company, certain of the Company’s subsidiaries and the Wilmington Trust Company dated July 22, 2005 (the “Indenture”), the Company also intends to include Cleveland Golf as a guarantor of the $400,000,000 of 6 7/8% Senior Notes issued by the Company pursuant to such Indenture.
     Cleveland Golf also sells certain of its products to the Company’s subsidiaries in Europe and Japan pursuant to distribution arrangements. The pricing and other material terms related to such distribution agreements are no more favorable to Cleveland Golf than its distribution arrangements with its unrelated third party distributors. Since July 2005, the Company’s other subsidiaries have purchased approximately $3.2 million of products from Cleveland Golf.
Timothy M. Harmon
     Mr. Harmon, 53, served as President and Chief Merchandising Officer of Pacific Sunwear from October 1997 until July 2005 and in various other senior-level executive-merchandising positions from 1991 to 1997. Prior to joining Pacific Sunwear, Mr. Harmon served in various merchandising positions at Wide-World MTV Sportswear, Chauvin International, Anchor Blue and several department stores.
Charles S. Exon
     Mr. Exon, 55, the Company’s Executive Vice President — Business & Legal Affairs, Secretary and General Counsel, has an employment agreement with the Company providing for an initial annual base salary of $400,000, subject to periodic review by the Company, and which may be adjusted either up or down, based on the Company’s performance, Mr. Exon’s performance, market conditions or such other factors as are deemed relevant by the Company; provided, however, that it may not be adjusted below $400,000. The employment agreement provides that Mr. Exon is eligible to receive discretionary bonuses on terms approved by the Board and requires that the Company maintain a $2,000,000 term life insurance policy on his life, payable to his designees; provided, however, that the Company is not required to pay annual premiums for such policy in excess of $5,000.
     The employment agreement also provides that Mr. Exon will continue to be a participant in the Company’s 2000 Stock Incentive Plan, or any successor equity plan, on such terms as are established by the Board of Directors, but substantially similar to those granted to other senior executives of the Company of equivalent level. The employment agreement further provides that all options granted shall provide that if Mr. Exon is terminated by the Company without “cause” (as defined below), by him for “good reason” (as defined below), or as a result of his death or disability, all options will automatically vest in full on an accelerated basis so that Mr. Exon may exercise all of his options prior to termination and the options shall remain exercisable until the earlier of (i) the first anniversary of his termination, (ii) the end of the option term or (iii) termination pursuant to other provisions of the applicable option plan or agreement (e.g., a corporate transaction).

     The employment agreement continues for an unspecified term and may be terminated by the Company or Mr. Exon without cause at any time for any reason, subject to the payment of certain amounts as set forth below. If the Company terminates Mr. Exon’s employment without cause, or if he terminates his employment for good reason, the terms of the employment agreement provide that the Company will (i) continue to pay his base salary for a period of 18 months, (ii) pay a pro rata portion of the bonus for the fiscal year in which such termination occurs, and (iii) pay an amount equal to two times the average annual bonus earned by Mr. Exon during the two most recently completed fiscal years payable over 18 months following his termination. Notwithstanding the foregoing, if such termination occurs within 12 months following a change in control of the Company, the period of salary continuation will be increased by six months and the payment based on average annual bonus will be increased to two times such average. The payment period for the payment based on average annual bonus will also be extended to match the continuation period for base salary. If the Company terminates his employment for cause or Mr. Exon terminates his employment without good reason, then he receives his base salary and benefits earned and accrued prior to termination and, if the basis for cause is his death or permanent disability, the pro rata portion of his bonus for the year in which such termination occurs.
     For purposes of the employment agreement, “cause” includes (i) death, (ii) permanent disability, (iii) willful misconduct in the performance of duties, (iv) commission of a felony or violation of law involving moral turpitude or dishonesty, (v) self-dealing, (vi) willful breach of duty, (vii) habitual neglect of duty, or (viii) material breach by Mr. Exon of his obligations under the employment agreement.
     For purposes of the employment agreement, good reason means (i) the assignment to Mr. Exon of duties materially inconsistent with his position, as set forth in the agreement, without his consent, (ii) a material change in his reporting level from that set forth in the agreement, without his consent, (iii) a material diminution in his authority, without his consent, (iv) a material breach by the Company of its obligations under the agreement, (v) the failure by the Company to obtain from any successor, before the succession takes place, an agreement to assume and perform the obligations of the Company under the agreement or (vi) the Company requiring him to be based, other than temporarily, at any office or location outside of the southern California area, without his consent.
     Under the employment agreement, a “change in control” of the Company would include any of the following events: (i) any person (as defined in the Securities Exchange Act of 1934) acquires shares of capital stock of the Company representing more than 50% of the total number of shares of capital stock that may be voted for the election of directors of the Company, (ii) a merger, consolidation, or other business combination of the Company with or into another person is consummated, or all or substantially all of the assets of the Company are acquired by another person, as a result of which the stockholders of the Company prior to the transaction own, after such transaction, equity securities possessing less than 50% of the voting power of the surviving or acquiring person (or any person in control of the surviving or acquiring person, the equity securities of which are issued or transferred in such transaction), or (iii) the stockholders of the Company approve a plan of complete liquidation, dissolution or winding up of the Company.

     Since November 1, 2004, Mr. Exon has been granted options to acquire 150,000 shares of the Company’s common stock at an exercise price of $14.31 per share (as adjusted to give effect to the Company’s two-for-one stock split in May 2005), vesting in three equal annual installments beginning one year following the date of grant.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quiksilver, Inc. (Registrant)
Dated: November 28, 2005	By:	/s/Steven L. Brink
		Name:	Steven L. Brink
		Title:	Chief Financial Officer and Treasurer